EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST
DECLARES JANUARY CASH DISTRIBUTION

    Dallas, Texas, January 20, 2009 - U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE - CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.222855 per unit, payable on February 13, 2009, to unitholders of record on January 30, 2009.  The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	19,000	200,000	$57.24	$7.11

Prior Month	19,000	151,000	$72.41	$9.13

    Other

    XTO Energy Inc. (XTO Energy) has advised the trustee that significantly lower oil prices for November production caused costs to exceed revenues on properties underlying the Texas Working Interest.  The downward pressure on realized oil prices and monthly distributions is expected to continue over the near term.

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

* * *

Contact:	Nancy G. Willis Vice President U.S. Trust, Bank of America Private Wealth Management, Trustee Toll Free - 877-228-5084

Statements made in this press release, including those related to future realized oil prices and monthly distributions, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties which are detailed in Part I, Item 1A of the trust’s Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by this reference as though fully set forth herein.  Although XTO Energy and the trustee believe that the expectations reflected in such forward-looking statements are reasonable, neither XTO Energy nor the trustee can give any assurance that such expectations will prove to be correct.